Exhibit 99.1

NEWS

Raptor Pharmaceuticals Acquires Initial Clinical Program

Establishes Subsidiary to Develop Clinical Phase Drugs

Novato, California, October 22, 2007 – Raptor Pharmaceuticals Corp. (“Raptor”) (OTC Bulletin Board: RPTP.OB), today announced the acquisition of its first clinical-stage product and the formation of a wholly-owned subsidiary, Bennu Pharmaceuticals Inc. The subsidiary will be responsible for clinical development of internally discovered therapeutic candidates based on Raptor Pharmaceutical’s novel drug delivery platforms and in-licensed clinical-stage products. Bennu will focus initially on a product targeting aldehyde dehydrogenase (“ALDH2”) deficiency, a genetic metabolic disorder. The ALDH2 deficiency product candidate was among assets acquired by Raptor from Convivia, Inc. (“Convivia”), a California-based development-stage pharmaceutical company. Raptor also named Convivia’s CEO and founder, Ted Daley, as President of Bennu.

The ALDH2 deficiency product candidate is a proprietary oral formulation of a drug previously approved to treat another indication by intravenous administration. Bennu plans to file an investigational new drug (“IND”) submission to the Food and Drug Administration (“FDA”) for the initiation of a Phase II clinical trial in 2008, subject to FDA approval of its IND.

Through the establishment of Bennu, Raptor Pharmaceuticals Corp. will be structured such that Raptor Pharmaceutical Inc. will drive research and development efforts, including preclinical studies, while Bennu will execute the clinical development of internal products and in-licensed candidates that are: 1) new chemical entities in mid-to-late stage clinical development; 2) currently approved drugs with potential efficacy in additional indications; and 3) treatments that Bennu could repurpose or reformulate as potentially more effective or convenient treatments for their currently approved indications.

“This corporate structure underscores Raptor’s basic philosophy that research and clinical development require different cultures and skills that thrive optimally in their particular operating environments,” stated Dr. Christopher M. Starr, Raptor’s Chief Executive Officer. “We believe we can successfully develop clinical stage products without losing our focus and passion for new drug discovery. Our strategy ensures that the scientific and drug discovery team at Raptor will continue to focus its energy on providing a robust pipeline of new drug candidates. Bennu will provide a clinical development infrastructure through which Raptor’s drugs will transition as they evolve into the clinic and enable the company to in-license additional clinical stage products.”

“We are also very pleased to have Ted Daley join us as President of Bennu,” continued Dr. Starr. “Ted is an experienced senior manager and seasoned entrepreneur with a successful track record of starting and building successful companies. His knowledge and experience with Convivia’s products will enable an efficient transition of the ALDH2 deficiency program from Convivia to Bennu and will help to advance the program through the clinic.”

“I am excited to join the Raptor team,” stated Mr. Daley. “The scientific depth of the staff at Raptor along with their experience in bringing therapies to market, coupled with the clinical and regulatory expertise we are assembling at Bennu, is a winning combination. The ALDH2 deficiency program will be a key test of our ability to acquire and execute new clinical-phase programs.”

“We plan to focus on Asia as the first market for our ALDH2 deficiency product candidate. The high prevalence of this unmet medical need among Asian populations creates a particularly large commercial opportunity in this part of the world,” continued Mr. Daley.

To optimize the development path of the ALDH2 deficiency product candidate, Bennu has retained Pacific BioDevelopment, LLC, a drug development consulting firm. Pacific BioDevelopment will advise on product formulation, medical, clinical and regulatory execution related to the ALDH2 deficiency program. “By selecting a known compound with a good safety profile in the ALDH2 program, Bennu should be able to mitigate much of the typical initial risk associated with new drug development. They should be able to bring the product to market relatively quickly,” said Kevin Dwyer, managing partner of Pacific BioDevelopment.

Along with Mr. Daley, two of Convivia’s advisors have joined Raptor’s advisory board: Robert P. Cook, a pharmaceutical marketing and business development executive who co-founded ScinoPharm, a Taiwan-based manufacturer of active pharmaceutical ingredients and Leaf Huang, distinguished professor of molecular pharmaceutics at University of North Carolina, Chapel Hill.

About Raptor

Raptor Pharmaceuticals Corp.’s business consists of two segments: its 100% ownership of Raptor Pharmaceutical Inc. (“Raptor Inc.”), a development stage biotechnology company which bioengineers novel drug candidates and drug-targeting platforms derived from the human receptor-associated protein (“RAP”) and related proteins; and its 100% ownership of Bennu Pharmaceuticals Inc., a development stage company formed to develop clinical-stage products to marketing approval and commercialization.

Raptor Inc.’s preclinical programs target cancer, neurodegenerative disorders, infectious diseases and osteoporosis. HepTide™ is designed to utilize engineered RAP-based peptides conjugated to drugs to target their delivery to the liver. In neurodegenerative diseases, engineered RAP peptides called NeuroTrans™ are currently undergoing evaluation at Stanford University in cell culture and preclinical models for their ability to enhance the transport of molecules from blood to brain. In an effort to protect its novel approach, Raptor Inc. currently has five patent applications in review in the U.S., and countries in Europe and Asia, as well as two provisional patent applications licensed from Washington University. In addition, Raptor Inc. has recently submitted two new provisional patent applications in the U.S., the first of which covers a new family of RAP peptides, with the second application to further support and expand its coverage in specific disease indications.

Bennu’s initial clinical program includes the treatment of aldehyde dehydrogenase (“ALDH2”) deficiency. For additional information, please visit www.raptorpharma.com.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the following statements: Bennu’s ability to develop, acquire or in-license clinical-stage drug candidates; Bennu’s ability to successfully develop the ALDH2 deficiency program; Bennu’s ability to file an IND and initiate a Phase II clinical program for ALDH2; Raptor Inc.’s ability to drive research and development efforts; Bennu’s ability to execute clinical programs; Bennu’s ability to develop already approved drugs for additional indications or through repurposing of drugs; Bennu’s ability to transition the ALDH2 program successfully or into the clinic; Raptor Inc.’s and Bennu’s ability to enhance the future product candidate pipeline; and Bennu’s ability to develop drug candidates rapidly into the clinic. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our actual results to be materially different from these forward-looking statements. Factors which may significantly change or prevent our forward looking statements from fruition include that we may be unsuccessful in developing any products or acquiring products; that our technology may not be validated as we progress further and our methods may not be accepted by the scientific community; that we are unable to retain or attract key employees whose knowledge is essential to the development of our products; that unforeseen scientific difficulties develop with our process; that our patents are not sufficient to protect essential aspects of our technology; that competitors may invent better technology; that our products may not work as well as hoped or worse, that our products may harm recipients; and that we may not be able to raise sufficient funds for development or working capital when we require it. As well, our products may never develop into useful products and even if they do, they may not be approved for sale to the public. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in our filings from time to time with the Securities and Exchange Commission (the “SEC”), which we strongly urge you to read and consider, including our Registration Statement on Form SB-2, as amended, that was declared effective on July 10, 2006, our annual report on Form 10-KSB and Form 10-KSB/A filed with the SEC on November 22, 2006, and January 18, 2007, respectively and our quarterly report Form 10-QSB filed with the SEC on June 28, 2007, all of which are available free of charge on the SEC’s web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in our reports filed with the SEC. We expressly disclaim any intent or obligation to update any forward-looking statements.

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For more information, please contact:

The Ruth Group

Sara Ephraim (investors)	Janine McCargo (media)
(646) 536-7002	(646) 536-7033
sephraim@theruthgroup.com	jmccargo@theruthgroup.com